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                                  EXHIBIT 10.5


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                             ATLANTIC COAST FEDERAL

                            DIRECTOR RETIREMENT PLAN

                                  July 1, 2001

        This Atlantic Coast Federal Director Retirement Plan (the "Plan") is established for the purpose of providing retirement benefits to those non-employee members of the Board of Directors of Atlantic Coast Federal (each a "Director") who have contributed significantly to the success and growth of Atlantic Coast Federal, and its predecessor Atlantic Coast Federal Credit Union, whose services are vital to its continued growth and success in the future and who are to be encouraged to remain a member of the Board of Directors until retirement.

                                    ARTICLE I
                                   ELIGIBILITY

        A. Each current Director of Atlantic Coast Federal as of the date of the adoption of this Plan who previously served as a Director of Atlantic Coast Federal Credit Union shall be entitled to the Retirement Benefit in Article II in accordance with the following vesting schedule:

                Vested Percentage Interest            December 31
                --------------------------            -----------

                          33%                            2001
                          66%                            2002
                         100%                            2003

        In the event that the Director (i) dies or (ii) becomes fully or partially disabled (as determined by the Plan Administrator) and cannot perform his duties as a Director his Percentage Vested Interest shall be equal to 100%.

        B. Each Director not covered under Article I, Section A, who has attained 120 full months of service as a member of the Board of Directors of Atlantic Coast Federal, whether continuous or otherwise, shall be entitled to receive the retirement benefits as provided in this Plan. The Plan Administrator, in its sole discretion, may allow hardship exceptions to this vesting requirement for good cause shown.

        C. Any Director who resigns at the request of, or is removed from service by, the Office of Thrift Supervision, the Federal Deposit Insurance Corporation or any other regulatory authority for Atlantic Coast Federal, shall be ineligible for benefits under this Plan.

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                                   ARTICLE II
                               RETIREMENT BENEFIT

        A. NORMAL RETIREMENT. Commencing upon cessation of service as a Director (the "Retirement"), Atlantic Coast Federal shall pay to the Director the vested percentage of an annual benefit of Ten Thousand Dollars ($10,000) per year for Ten (10) years (the "Benefit Period"), payable in equal monthly installments over a period of One Hundred and Twenty (120) months, commencing on the first day of the month following the Director's Retirement.

        B. DEATH AFTER RETIREMENT. If the Director dies within the Benefit Period, the remaining monthly payments due the Director shall be paid when due to the Director's designated beneficiary (including any contingent beneficiary) on file with Atlantic Coast Federal or if no designation is on file, the spouse shall be the designated beneficiary. In the absence of any spouse or designated surviving beneficiary, the benefits shall be paid to the personal representative of the estate of the Director.

        If the Director's designated beneficiary begins to receive the monthly payments and thereafter dies without receiving the remaining monthly payments, Atlantic Coast Federal shall pay the installments remaining to the contingent beneficiary, if any, and then to the personal representative of the estate of the designated beneficiary.

        C. DEATH OR DISABILITY PRIOR TO VESTING. In the event a Director covered by Article I, Section B. dies, or becomes fully or partially disabled while serving as a Director and his or her service is discontinued, and he has attained at least 60 full months of service (whether continuous or otherwise) but less than 120 full months of service, such person shall be eligible for benefits under this Plan. The amount of the annual benefits payable to such person or his or her designated beneficiary, as the case may be, over the Benefit Period shall be equal to the product of $10,000 multiplied by a fraction the denominator of which is 120 and the numerator of which is the number of full months of service as a Director. Such benefits shall be paid in equal monthly installments over the Benefit Period. Payments to the spouse or the beneficiary, as the case maybe, shall follow the procedure in Article II, Section B. Notwithstanding any other terms of this Plan, no death benefit shall be payable under this Plan if it is determined by the Plan Administrator that the Director's death was caused by suicide. The determination of disability shall be made by the Plan Administrator.

        E. PRESENT VALUE OF BENEFITS. Upon the request of the designated beneficiary (including any contingent beneficiary) or the personal representative and for good cause shown, Atlantic Coast Federal may pay the present value of benefits to such person in a single lump-sum payment. The present value determination shall be made by the Plan Administrator in its sole discretion

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                                   ARTICLE III
                                 STATUS OF PLAN

        This Plan does not constitute a contract of employment for any Director, nor shall any provision of this Plan be construed as giving the Director the right to continued service on the Board of Directors.

                                   ARTICLE IV
                                 BINDING EFFECT

        This Plan shall be binding upon the parties hereto and upon the successors and assigns of Atlantic Coast Federal, and upon the heirs and legal representatives of the Director.

                                    ARTICLE V
                              ASSIGNMENT OF RIGHTS

        Neither the Director nor the any beneficiary or personal representative of the Director can assign any of the rights to benefits under this Plan. Any attempt to anticipate, sell, transfer, assign, pledge, encumber or change the Director's right to receive benefits shall be void. The rights to benefits are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment by creditors.

                                   ARTICLE VI
                                  CHOICE OF LAW

         This Plan shall be construed under and governed by the laws of the State of Georgia, except to the extent preempted by the laws of the United States of America.

                                   ARTICLE VII
                              UNFUNDED ARRANGEMENT

        The Director and any beneficiary are general unsecured creditors of Atlantic Coast Federal for the payment of benefits under this Plan. The benefits represent the mere promise by Atlantic Coast Federal to pay such benefits.

                                  ARTICLE VIII
                               PLAN ADMINISTRATOR

        Atlantic Coast Federal is hereby designated the Plan Administrator. As Plan Administrator, Atlantic Coast Federal shall be responsible for the management, control, interpretation and administration of this Plan as established herein and may allocate to others certain aspects of the management and operation responsibilities of the Plan including the employment of advisors and the delegation of any ministerial duties to qualified individuals. The Plan Administrator shall allow such exceptions to the requirements from this Plan for good cause shown. All decisions of the Plan Administrator shall be final.

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                                   ARTICLE IX
                                   AMENDMENTS

        This Plan may be amended by Atlantic Coast Federal any time, but no such amendment shall affect the rights of, or reduce the benefits to, any Director without their written consent.


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                             BENEFICIARY DESIGNATION

        I, _______________________________________, designate the following as beneficiary of any death benefits payable under the Atlantic Coast Federal Director Retirement Plan.

PRIMARY BENEFICIARY

Name   ___________________________________  Relationship  ______________________

Address   ______________________________________________________________________

CONTINGENT BENEFICIARY (to receive the benefits if there is no surviving Primary Beneficiary)


Name   ___________________________________  Relationship  ______________________

Address   ______________________________________________________________________


NOTE: TO NAME A TRUST AS BENEFICIARY, PLEASE PROVIDE THE NAME OF THE TRUSTEE AND THE EXACT DATE OF THE TRUST AGREEMENT.

I understand that I may change these beneficiary designations only by filing a new written designation with Atlantic Coast Federal. I further understand that the designations will be automatically revoked if the beneficiary predeceases me, or, if I have named my spouse as beneficiary, in the event of the dissolution of our marriage.


                                           Consented to by Participant's spouse:
Participant's                              Spouse's
Signature         ______________________   Signature     _______________________

Date              ______________________   Date          _______________________

Accepted by Atlantic Coast Federal this ____ day of ______, 200__.

By:               ______________________

Title:            ______________________


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